Consent of Independent Auditors




We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated January 27, 2003 with respect to the consolidated financial statements of IDS Life Insurance Company in Post-Effective Amendment No. 17 to the Registration Statement (Form S-2, No. 33-28976) for the registration of the American Express Guaranteed Term Annuity Contracts offered by IDS Life Insurance Company.


                                                           /s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 22, 2003